                   [Letterhead of Mellon Corporate Financing]




June 21, 2001

SL Industries, Inc.
520 Fellowship Road, Suite A-114
Mt. Laurel, NJ  08054
Attention:  Mr. David R. Nuzzo
                  Vice President / Treasurer

Re: Waiver and Amendment No. 1 to $40,000,000 Revolving Credit Facility (the "Facility") for SL Industries, Inc., Agented by Mellon Bank, N.A.
       ----------------------------------------------------------------------

Dear David:

We refer to the Amended and Restated Credit Agreement dated as of February 9, 2001, and effective as of September 30, 2000 (the "Credit Agreement"), by and among SL Industries, Inc. (the "Borrower"), Mellon Bank, N.A., Fleet National Bank, and PNC Bank, National Association (collectively, the "Banks") and Mellon Bank, N.A. as Agent for the Banks (in such capacity, the "Agent"), and the Security Agreement dated as of February 9, 2001 (the "Security Agreement"), by and among the Borrower, the Domestic Guarantors and the Agent. Unless otherwise defined in this letter, the capitalized terms used herein have the meanings given to them in, or by reference in, the Credit Agreement.

In connection with the Credit Agreement, you have advised us that the Borrower's financial statements for the fiscal quarter ending March 31, 2001 will indicate that the Leverage Ratio described in Section 6.01(b) of the Credit Agreement (the "Leverage Ratio Covenant") was more than the maximum permitted 3.75 to 1.00 and the Interest Coverage Ratio described in Section 6.01(d) of the Credit Agreement (the "Interest Coverage Ratio Covenant") was less than the minimum required of 1.75 to 1.00, and have requested that the Banks waive compliance with those requirements for the period ending on March 31, 2001.

In consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, the Borrower , the undersigned Guarantors and the Banks hereby agree as follows:

1. The Banks, subject to each of the following provisions of this Waiver and Amendment No. 1, agree to: (A) waive the Borrower's compliance with the Leverage Ratio Covenant and Interest Coverage Ratio Covenant for the fiscal quarter ending March 31, 2001, and (B) for the Measurement Date on June 30, 2001 only, replace the Financial Maintenance Covenants contained in Section 6.01(a), (b),
(c) and (d) with the following Operating Income (Loss) Test. Maximum Operating Loss, defined as Net Income + Taxes + Interest Expense + Restructuring Costs and other non-recurring non-cash charges, for the quarter ended June 30, 2001 shall not exceed $1,000,000.00. All existing covenants, including the Financial Maintenance Covenants contained in Section 6.01(a), (b), (c) and (d) of the Credit Agreement, remain in full force and effect and shall continue to apply for all measurement periods after June 30, 2001.

2. Borrower agrees that it will not request, and Banks shall not extend, additional advances under the Facility of more than $1,000,000, in the aggregate, from the date of this letter until the close of business on June 30, 2001.


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3. Borrower and each Domestic Guarantor hereby grants to Agent and Banks a security interest in all of Borrower's and each Domestic Guarantor's now existing and hereafter acquired and arising property, except, with respect to the Borrower the stock of its subsidiaries, but including without limitation, accounts, chattel paper, documents, instruments, investment property, general intangibles, goods, inventory, equipment and fixtures, and all cash and non-cash proceeds (including without limitation, insurance proceeds) of all of the foregoing property and all additions and accessions thereto, substitutions therefor and replacements thereof. Borrower agrees that not later than 10 business days after the date of this Waiver and Amendment No. 1, the Borrower will, and will cause each Domestic Guarantor to, execute such documentation to:
(i) amend the Security Agreement on terms satisfactory to the Agent to confirm the security interests granted herein, including without limitation, in addition to the existing liens on accounts receivable and the assignment of life insurance policies, security interests in (a) the Borrower's and the Domestic Guarantors' inventory, equipment, goods and general intangibles (including, without limitation, patents and other intellectual property) as well as such other personal property as the Agent may reasonably request, and (ii) perfect and protect all such security interests, including without limitation, UCC-1 financing statements, landlord's waivers, confirmation of hazard insurance naming Agent (for the benefit of Banks) as loss payee, and such other documentation as the Agent shall reasonably request.

4. The Borrower agrees, in the event of: (i) the sale of any Subsidiary of the Borrower for any value or (ii) any line of business having a purchase price in excess of $2,000,000 of the Borrower or any of its Subsidiaries (any of the foregoing, a "Sale"), to apply 100% of the net proceeds of such sale as a mandatory payment of any loans outstanding under the Facility and to permanently reduce the maximum principal amount of the Facility as follows; 75% of the of the net proceeds up to $25,000,000 plus 25% of net proceeds over $25,000,000 shall be applied as a permanent reduction to the Facility.

5. Effective April 1, 2001, pricing for the Facility as described in Sections
2.04 and 2.05(f)(I) of the Credit Agreement will be amended as set forth in the grid below. Effective April 1, 2001, and until the actual delivery of the financial statements for the fiscal quarter ending March 31, 2001, pricing will be at level five.

-------------------------      -------------    -------------    -------------    -------------    --------------
4/01/01 SL PRICING GRID          LEVEL 1          LEVEL 2          LEVEL 3          LEVEL 4           LEVEL 5
-------------------------      -------------    -------------    -------------    -------------    --------------
                                lesser than     greater than     greater than     greater than      greater than
CONSOLIDATED                     = 2.50X           2.50X             3.00X          3.50X               4.00X
LEVERAGE RATIO                                  lesser than       lesser than     lesser than
                                                  = 3.00X           = 3.50X         = 4.00X
-----------------------------------------------------------------------------------------------------------------

EURO-RATE MARGIN                 150 bp           175 bp            225 bp           275 bp          325 bp
-----------------------------------------------------------------------------------------------------------------

PRIME RATE MARGIN                 0 bp             0 bp             25 bp            50 bp            75 bp
-----------------------------------------------------------------------------------------------------------------

COMMITMENT FEE                    25 bp           37.5 bp           50 bp            50 bp            50 bp
-----------------------------------------------------------------------------------------------------------------

6. The Borrower shall unconditionally pay to the Agent for the account of the Banks an Amendment Fee equal to $400,000. This Fee shall be deemed fully earned upon the execution of this Waiver and Amendment No. 1 by the Borrower and the Majority Banks. The Amendment Fee shall be due and payable on November 1, 2001, or the closing of any Sale, if earlier than November 1, 2001.

7. Beginning on October 1, 2001 and on the first day of each calendar month thereafter, the Borrower shall become obligated to pay to the Agent, for the ratable account of the Banks, a Monthly Facility Fee equal to 20bp of the Commitment Amount. While calculated monthly, this fee will be payable quarterly in arrears, with the first installment due on December 31, 2001. In the event that on or before November 15, 2001, either: a) a sale of SL Industries, Inc. occurs, or b) the Commitment Amount is reduced to $20,000,000 or less, the Banks agree to waive that portion of the Monthly Facility Fee that has accrued after October 1, 2001.


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8. Any breach of the terms of this Waiver and Amendment No. 1 shall be deemed to be an Event of Default under the Credit Agreement.

9. The Borrower agrees on or before June 29, 2001 to deliver to the Banks a detailed set of financial projections prepared on a monthly basis through 12/31/2001 and in summary form for FYE 12/31/02 (including without limitation, income statements, balance sheets and cashflows; including a sensitivity analysis outlining base case, best case and worst case scenarios) that outline expected financial performance of the Borrower. These projections will reflect multiple business models as requested by the Agent.

10. This Waiver and Amendment No. 1 shall be effective when the Borrower and Banks constituting the Required Banks have indicated their consent to such waiver and amendment by signing this letter (or a counterpart of this letter) in the space provided below. Upon the effectiveness of this Waiver and Amendment No. 1, the Event of Default resulting from the non-compliance with the Leverage Ratio Covenant and the Interest Coverage Ratio Covenant shall be deemed to be cured, as provided in the Credit Agreement.

11. For the sake of clarity, the Agent, the Banks and the Borrower acknowledge that, for purposes of Section 7.03 of the Credit Agreement, reimbursement obligations for draws made under any letters of credit issued by any Bank for the account of the Borrower or any Subsidiary and interest rate hedge agreements between the Borrower and any Bank will be treated as Loans.

12. This Waiver and Amendment No. 1 does not affect any obligation of the Borrower or Guarantors under the Credit Agreement, the Security Agreement or any other document that has not been expressly waived or amended by the Banks. This Waiver and Amendment No. 1 is limited to its terms and shall not imply any other or future waivers, including, without limitation, any waivers of financial covenant compliance for any period prior to the fiscal quarter ending March 31, 2001 or after the fiscal quarter ending June 30, 2001. By executing this letter, you hereby acknowledge that, except for the waivers specifically set forth in paragraph 1 above, neither this letter nor any actions taken by any Bank or the Agent (including, without limitation, any Loan made by any Bank) shall be deemed or construed as a waiver of any Potential Default or Event of Default, whether now existing or occurring after the date of this letter, known or unknown, under the Credit Agreement, or as a waiver or forbearance of any Bank's or the Agent's rights, remedies and powers against you, any Subsidiary or any Collateral under the Credit Agreement, any Security Document or any Guaranty.

13. Except as expressly modified above, the Credit Agreement and each other Loan Document is hereby ratified and remains unchanged and in full force and effect on the date hereof.

14. In consideration for the modifications set forth herein, Borrower and the undersigned Domestic Guarantors hereby waive and release and forever discharge Agent, the Banks and their respective officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that they may have now or hereafter against the Agent or any Bank arising out of or relating to the Facility. Borrower and the undersigned Domestic Guarantors hereby further agree to indemnify and hold Agent, the Banks and their respective officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including counsel fees) suffered by or rendered against the Agent or any Bank on account of any claims arising out of or relating to the Facility. Borrower and the undersigned Domestic Guarantors further state that they have carefully read the foregoing release, know the contents thereof and grant the same as their own free act and deed.


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Please evidence your agreement to the terms and conditions of this letter by signing below where indicated.

Sincerely,

Mellon Bank, N.A., as Agent


by: /s/ Liam M. Brickley
    --------------------------------------------
      Liam M. Brickley
      Vice President


Agreed and accepted this 21 day of June, 2001.


SL Industries, Inc.


by: /s/ David R. Nuzzo
    --------------------------------------------
David R. Nuzzo
Vice President / Treasurer

GUARANTORS:
Cedar Corporation
Cedro de Mexico
Condor D.C. Power Supplies, Inc.
Industrias SL, S.A. de C.V.
SL Ameritech Plastics, Inc.
SL Auburn, Inc.
SL Delaware, Inc.
SL International (FSC), Inc.
SL Montevideo Technology, Inc.
RFL Electronics, Inc.
SL Surface Technologies, Inc.
SL Waber, Inc.
Teal Electronics Corporation
Waber de Mexico, S.A. de C.V.
Waber Power Ltd.


by: /s/ David R. Nuzzo
    --------------------------------------------
David R. Nuzzo
as Secretary and Treasurer of each Guarantor

THE FOLLOWING BANKS, IN THEIR CAPACITIES AS BANKS UNDER THE CREDIT AGREEMENT REFERENCED ABOVE, CONSENT TO THE WAIVER AND AMENDMENT DESCRIBED ABOVE AND TO THE AGENT'S EXECUTION AND DELIVERY OF THE FOREGOING WAIVER AND AMENDMENT NO. 1.


FLEET NATIONAL BANK


by:____________________________
Dilcia P. Hill,
Vice President



PNC BANK, NATIONAL ASSOCIATION


by:____________________________
Denise Killen,
Managing Director